Exhibit 4.41

EXECUTION COPY

FIFTH AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT

FIFTH AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT, dated as of October 8, 2010 (this “Amendment”), by and among (i) MAYOR’S JEWELERS, INC., a Delaware corporation (the “US Borrower”) and BIRKS & MAYORS INC., a Canadian corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), (ii) the guarantors party to the Loan Agreement referred to below (the “Guarantors” and, together with the Borrowers, the “Loan Parties”), (iii) the lenders party to the Loan Agreement referred to below (collectively, the “Lenders”), and (iv) GB MERCHANT PARTNERS, LLC, in its capacity as administrative agent (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement referred to below.

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent are parties to the Term Loan and Security Agreement, dated as of December 17, 2008 (as amended, amended and restated, modified and in effect from time to time, the “Loan Agreement”), pursuant to which the Lenders have extended credit to the Borrowers on the terms and subject to the conditions set forth therein; and

WHEREAS, the Borrowers have requested that the Revolving Credit Agreement be amended to modify the definition of “Availability Block” as set forth therein; and

WHEREAS, pursuant to the Intercreditor Agreement, the Administrative Agent’s consent is required for any such amendment; and

WHEREAS, the Borrowers have requested that the Administrative Agent provide such consent; and

WHEREAS, it is a condition precedent to the effectiveness of such consent that the Loan Agreement be amended in accordance with the terms hereof; and

WHEREAS, Borrowers, the Lenders, and the Administrative Agent have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Loan Agreement; and

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendment to Section 3.2.1 of the Loan Agreement. Section 3.2.1 of the Loan Agreement is hereby amended by deleting the phrase “one and one-half percent (1.50%)” from clause (b) thereof and substituting in its stead the phrase “two percent (2.00%)”.

§2. Representations and Warranties. Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof as follows:

(a) The execution and delivery by each of the Loan Parties of this Amendment and all other instruments and agreements required to be executed and delivered by such Loan Party in connection with the transactions contemplated hereby or referred to herein (collectively, the “Amendment Documents”), and the performance by each of the Loan Parties of any of its obligations and agreements under the Amendment Documents and the Loan Agreement and the other Loan Documents, as amended hereby, are within the corporate or other authority of such Loan Party, have been authorized by all necessary corporate proceedings on behalf of such Loan Party and do not and will not

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contravene any provision of law or such Loan Party’s charter, other incorporation or organizational papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon such Loan Party.

(b) Each of this Amendment, the other Amendment Documents, the Loan Agreement and the other Loan Documents, as amended hereby, to which any Loan Party is a party constitute legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, except as limited by the Bankruptcy Code, any Canadian Debtor Relief Law, any other insolvency, debtor relief or debt adjustment law or similar laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Loan Parties of this Amendment, the Amendment Documents, the Loan Agreement or any other Loan Documents, as amended hereby, or the consummation by the Loan Parties of the transactions among the parties contemplated hereby and thereby or referred to herein.

(d) The representations and warranties contained in Section 9 of the Loan Agreement and in the other Loan Documents were true and correct as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Loan Agreement and the other Loan Documents and except to the extent that any representations and warranties relate expressly to an earlier date, after giving effect to the provisions hereof, such representations and warranties, both before and after giving effect to this Amendment, also are correct as of the date hereof.

(e) Each of the Loan Parties has performed and complied in all respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, both before and after giving effect to the provisions of this Amendment and the other Amendment Documents, there exists no Default or Event of Default.

(f) Each of the Loan Parties hereby acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties as referred to in Section 11.1(b) of the Loan Agreement, a breach of which shall constitute an Event of Default.

§3. Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions, in each case in a manner satisfactory in form and substance to the Administrative Agent and the Lenders:

(a) This Amendment shall have been duly executed and delivered by each of the Borrowers, each of the Guarantors, the Administrative Agent and each of the Lenders and shall be in full force and effect.

(b) The Borrowers shall have paid in cash to the Administrative Agent, for the pro rata accounts of the Lenders, a fee in an amount equal to $15,000.

(c) The Administrative Agent shall have received a duly executed Sixth Amendment and Consent to Amended and Restated Revolving Credit and Security Agreement (the “Sixth Revolver Amendment”) in the form of Exhibit A attached hereto.

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(d) The Borrowers shall have remitted to the Administrative Agent, for application to the outstanding principal amount of the Term Loan, an amount of not less than $500,000 (the “Term Loan Prepayment”) in immediately available funds (it being acknowledged and agreed by the Borrowers that once repaid, such amount may not be reborrowed under the Loan Agreement). The Borrowers shall have remitted to the Administrative Agent, for the ratable benefit of the Lenders, all fees and expenses owing in connection with such Term Loan Prepayment under the Credit Agreement (including, without limitation, any Early Termination Fees owing pursuant to Section 3.2.1 of the Loan Agreement).

(e) The Borrowers shall have paid all reasonable unpaid fees and expenses of the Administrative Agent’s counsel, Riemer & Braunstein LLP and Osler, Hoskin & Harcort LLP, to the extent that copies of invoices for such fees and expenses have been delivered to the Borrowers.

(f) The Administrative Agent shall have received such other items, documents, agreements, items or actions as the Administrative Agent may reasonably request in order to effectuate the transactions contemplated hereby.

(g) No Default or Event of Default shall have occurred and be continuing.

§4. Consent under Intercreditor Agreement. The Administrative Agent acknowledges that, subject to the satisfaction of the conditions described in Section 3 hereof, the Administrative Agent has consented to the amendment to the definition of “Availability Block” under the Revolving Credit Agreement as such amendment is set forth in the Sixth Revolver Amendment, pursuant to the terms of that certain letter by the Administrative Agent to the annexed hereto as Exhibit B.

§5. Release. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party acknowledges and agrees that: (i) no Loan Party has any claim or cause of action against the Administrative Agent or any Lender (or, with respect to the Loan Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees, agents or representatives); (ii) no Loan Party has any offset or compensation right, counterclaim, right of recoupment or any defense of any kind against any Loan Party’s obligations, indebtedness or liabilities to the Administrative Agent or any Lender; and (iii) each of the Administrative Agent and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrowers and, as applicable, the Guarantors. Each Loan Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Administrative Agent’s and the Lenders’ rights, interests, contracts, collateral security or remedies. Therefore, each Loan Party unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent or any Lender to any Loan Party, except the obligations to be performed by the Administrative Agent or any Lender on or after the date hereof as expressly stated in this Amendment, the Loan Agreement and the other Loan Documents, and (B) all claims, counterclaims, offsets, compensation rights, causes of action, right of recoupment, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Loan Party might otherwise have against the Administrative Agent or any Lender (or, with respect to the Loan Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees or agents), in either case (A) or (B), on account of any past or presently existing (as of the date hereof) condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, counterclaims, compensation rights, circumstance or matter of any kind.

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§6. Miscellaneous Provisions.

(a) Each of the Loan Parties hereby ratifies and confirms all of its Obligations to the Administrative Agent and the Lenders under the Loan Agreement, as amended hereby, and the other Loan Documents, including, without limitation, the Loans, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders and the Administrative Agent, as applicable, the Loans, reimbursement obligations and all other amounts due or to become due and payable to the Lenders and the Administrative Agent, as applicable, under the Loan Agreement and the other Loan Documents, as amended hereby and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Each of the Loan Parties hereby acknowledges and confirms that the liens, hypothecs, pledges and security interests granted pursuant to the Loan Documents are and continue to be valid, perfected and enforceable first priority liens, hypothecs, pledges and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof. Except as expressly amended hereby, each of the Loan Agreement and the other Loan Documents shall continue in full force and effect. This Amendment and the Loan Agreement shall hereafter be read and construed together as a single document, and all references in the Loan Agreement, any other Loan Document or any agreement or instrument related to the Loan Agreement shall hereafter refer to the Loan Agreement as amended by this Amendment.

(b) Without limiting the expense reimbursement requirements set forth in Section 3.4 of the Loan Agreement, the Borrowers agree to pay on demand all reasonable costs and expenses, including reasonable attorneys’ fees, of the Administrative Agent incurred in connection with this Amendment.

(c) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §§5-1401 AND 5-1402)).

(d) EACH LOAN PARTY PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT SITTING IN OR WITH JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY STATE COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF MANHATTAN, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH LOAN PARTY PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. Nothing herein shall limit the right of the Administrative Agent or any Lender to bring proceedings against any Loan Party in any other court. Nothing in this Agreement shall be deemed to preclude enforcement by the Administrative Agent of any judgment or order obtained in any forum or jurisdiction.

(e) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery of a signature page hereto by electronic transmission shall constitute the delivery of an original signature page hereof.

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[Remainder of Page Intentionally Left Blank]

[Signature Pages follow]

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

US BORROWER AND BORROWER AGENT:

MAYOR’S JEWELERS, INC.

By:	/s/ Michael Rabinovitch
	Name:	Michael Rabinovitch
	Title:	Senior VP & CFO

By:	/s/ Marco Pasteris
	Name:	Marco Pasteris
	Title:	Group VP, Finance & Treasurer

CANADIAN BORROWER:

BIRKS & MAYORS INC.

By:	/s/ Michael Rabinovitch
	Name:	Michael Rabinovitch
	Title:	Senior VP & CFO

By:	/s/ Marco Pasteris
	Name:	Marco Pasteris
	Title:	Group VP, Finance & Treasurer

Signature Page to Fifth Amendment to Term Loan and Security Agreement

GUARANTORS:

CASH, GOLD & SILVER USA, INC. (formerly known as Henry Birks & Sons U.S., Inc.)
MAYOR’S JEWELERS OF FLORIDA, INC.
JBM RETAIL COMPANY, INC.
JBM VENTURE CO., INC.
MAYOR’S JEWELERS INTELLECTUAL PROPERTY HOLDING COMPANY

By:	/s/ Michael Rabinovitch
	Name:	Michael Rabinovitch
	Title:	Senior VP & CFO

By:	/s/ Marco Pasteris
	Name:	Marco Pasteris
	Title:	Group VP, Finance & Treasurer

CASH, GOLD & SILVER INC. – OR ET ARGENT, COMPTANT INC.

By:	/s/ Michael Rabinovitch
	Name:	Michael Rabinovitch
	Title:	Vice President

By:	/s/ Marco Pasteris
	Name:	Marco Pasteris
	Title:	Vice President

Signature Page to Fifth Amendment to Term Loan and Security Agreement

ADMINISTRATIVE AGENT:

GB MERCHANT PARTNERS, LLC

By:	/s/ Lawrence E. Klaff
	Name:	Lawrence E. Klaff
	Title:	Principal & Managing Director

Signature Page to Fifth Amendment to Term Loan and Security Agreement

LENDERS:

1903 ONSHORE FUNDING, LLC

By:	GB Merchant Partners, LLC
Its Investment Manager

By:	/s/ Lawrence E. Klaff

Name:	Lawrence E. Klaff
Title:	Principal & Managing Director

1903 OFFSHORE LOANS SPV LIMITED

By:	GB Merchant Partners, LLC
Its Investment Manager

By:	/s/ Lawrence E. Klaff

Name:	Lawrence E. Klaff
Title:	Principal & Managing Director

Signature Page to Fifth Amendment to Term Loan and Security Agreement

RATIFICATION OF GUARANTY

Without limiting the provisions of the foregoing Amendment and any agreement of any Guarantor made therein, each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Amendment and the Borrowers’ execution thereof; (b) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrowers under the Loan Agreement; (c) joins the foregoing Amendment for the purpose of consenting to and being bound by the provisions of Section 2 and Section 5 thereof; and (d) acknowledges and confirms that the liens, hypothecs, pledges and security interests granted pursuant to the Loan Documents are and continue to be valid, perfected and enforceable first priority liens, hypothecs, pledges and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof.

GUARANTORS:

CASH, GOLD & SILVER USA, INC. (formerly known as Henry Birks & Sons U.S., Inc.)
MAYOR’S JEWELERS OF FLORIDA, INC.
JBM RETAIL COMPANY, INC.
JBM VENTURE CO., INC.
MAYOR’S JEWELERS INTELLECTUAL PROPERTY HOLDING COMPANY

By:	/s/ Michael Rabinovitch
	Name:	Michael Rabinovitch
	Title:	Senior VP & CFO

By:	/s/ Marco Pasteris
	Name:	Marco Pasteris
	Title:	Group VP, Finance & Treasurer

CASH, GOLD & SILVER INC. – OR ET ARGENT, COMPTANT INC.

By:	/s/ Michael Rabinovitch
	Name:	Michael Rabinovitch
	Title:	Vice President

By:	/s/ Marco Pasteris
	Name:	Marco Pasteris
	Title:	Vice President

Guarantor Acknowledgment Page to Fifth Amendment to Term Loan and Security Agreement

Exhibit A to Fifth Amendment

Sixth Revolver Amendment

[See Attached]

Exhibit B to Fifth Amendment

Consent to Sixth Revolver Amendment

[See Attached]